Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,
(2) Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,
(3) Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,
(4) Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,
(5) Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.,
(6) Registration Statement (Form S-3 No. 333-187875) of BGC Partners, Inc.,
(7) Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc.,
(8) Registration Statement (Form S-8 No. 333-196708) of BGC Partners, Inc.,
(9) Registration Statement (Form S-8 No. 333-207257) of BGC Partners, Inc.,
(10) Registration Statement (Form S-8 No. 333-213165) of BGC Partners, Inc.,
(11) Registration Statement (Form S-4 No. 333-233761) of BGC Partners, Inc.,
(12) Registration Statement (Form S-8 No. 333-259263) of BGC Partners, Inc.,
(13) Registration Statement (Form S-8 No. 333-261326) of BGC Partners, Inc., and
(14) Registration Statement (Form S-3 No. 333-253987) of BGC Partners, Inc.

of our reports dated March 1, 2023, with respect to the consolidated financial statements and schedule of BGC Partners, Inc. and the effectiveness of internal control over financial reporting of BGC Partners, Inc. included in this Annual Report (Form 10-K) of BGC Partners, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

New York, New York
March 1, 2023